Exhibit 11


                   [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]


May 31, 2005


Gabelli Equity Series Funds, Inc.
One Corporate Center
Rye, New York 10580-1422


Ladies and Gentlemen:

We have acted as special Maryland counsel to Gabelli Equity Series Funds, Inc., a Maryland corporation (the "Company"), in connection with the filing of its registration statement on Form N-14/A ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the Company's shares classified as The Gabelli Woodland Small Cap Value Fund Class AAA Stock, par value $0.001 per share (the "Series AAA Shares").

We have examined such records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Series AAA Shares have been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

In giving our opinion set forth herein, we are assuming that, after giving effect to the transactions described in the Registration Statement and the issuance of the Series AAA Shares, the number of shares issued by the Company will not exceed the maximum amount set forth in the Company's charter.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. We express no opinion as to the laws of any state or jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. Our opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

Very truly yours,

Miles & Stockbridge P.C.


By:   /s/ Christopher R. Johnson
      ----------------------------
      Principal